UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2021

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 625-9001

N/A

(Former Name or Former Address if Changed Since Last Report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	NJMC	OTC Markets: QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.03 - Material Modification to Rights of Security Holders.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

As previously reported on Form 8-K filed October 7, 2021, the Board of Directors and Shareholders of New Jersey Mining Company (the “Company”) approved an amendment and restatement of the Company’s Articles of Incorporation to effect a reverse stock split, at the discretion of the Board, of all of the Company’s Common Stock, at a ratio of one-for-14 and to change the Company’s name from New Jersey Mining Company to Idaho Strategic Resources, Inc.

 On October 22, 2021, the Company filed with the Secretary of State of Idaho the Amended and Restated Articles of Incorporation pursuant to Idaho law.  On October 25, 2021, the Company submitted an Issuer Company Related Action Notification regarding the Reverse Stock Split and name change to FINRA. FINRA has not yet declared an effective date for the Reverse Stock Split.  The Company's Board is expected to effect the Reverse Stock Split as of the effective date approved by FINRA.  Pending FINRA approval, New Jersey Mining Company Shares will continue to trade on the OTCQB under the symbol “NJMC”

Effective as of October 22, 2021, the Board amended the Company’s Bylaws to reflect the corporate name change from New Jersey Mining Company to Idaho Strategic Resources, Inc.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation.
3.2	Amended and Restated By-laws of Idaho Strategic Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ John Swallow

John Swallow

Its:  President & CEO

Date: October 26, 2021